UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2016

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 13, 2016, StemCells, Inc. (the "Company") received an appealable notice of delisting from the Nasdaq Stock Market ("Nasdaq") for failure to regain compliance with Nasdaq’s Listing Rule 5550(a)(2), which generally requires that the Company maintain a minimum bid price for its listed common stock of at least $1.00 per share. The Company may appeal this decision on or before May 24, 2016. However, the Company anticipates regaining compliance with Listing Rule 5550(a)(2) tomorrow, on May 20, 2016, provided the Company’s common stock continues to trade above $1.00 per share, as it has done since May 9, 2016, when the Company effected its previously announced 12 for 1 reverse stock split.

The closing bid price for the Company’s common stock on May 19, 2016 was $2.67.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

May 19, 2016	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel